     As filed with the Securities and Exchange Commission on March 31, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            FORRESTER RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           04-2797789
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                            1033 MASSACHUSETTS AVENUE
                               CAMBRIDGE, MA 02138
                                 (617) 497-7090
          (Address, of principal executive offices, including zip code)

                              SUSAN M. WHIRTY, ESQ.
                 VICE PRESIDENT, OPERATIONS AND GENERAL COUNSEL
                            FORRESTER RESEARCH, INC.
                            1033 MASSACHUSETTS AVENUE
                               CAMBRIDGE, MA 02138
                                 (617) 497-7090
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                             ----------------------

                  Please send copies of all communications to:
                             KEITH F. HIGGINS, ESQ.
                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                               Proposed maximum     Proposed maximum     Amount of
    Title of each class                      Amount to          offering price     aggregate offering  registration
securities to be registered                be registered           per share              price             fee
-------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value per share    1,000,000 shares           $19.13            $19,130,000       $5,643.35
-------------------------------------------------------------------------------------------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS                                                SUBJECT TO COMPLETION,
                                                           DATED MARCH 31, 1998




                            FORRESTER RESEARCH, INC.
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                                1,000,000 SHARES


                           ---------------------------



      This Prospectus relates to up to 1,000,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock") of Forrester Research, Inc. (the "Company" or "Forrester"), that may be offered and sold by the Selling Stockholder to certain employees of the Company (the "Employees") upon the exercise of nonqualified stock options (the "Stock Options") granted to such Employees by the Selling Stockholder pursuant to Stock Option Agreements (the "Option Agreements").

      The Selling Stockholder will sell the Shares to the Employees in accordance with the terms of the Option Agreements. Some of the Shares may be sold to affiliates of the Company who will not resell them except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration. The exercise price of each Stock Option is $19.13 per share as set forth in each Option Agreement.

      The outstanding Common Stock of the Company is quoted on the Nasdaq National Market ("NNM") under the symbol "FORR". On March 27, 1998, the last reported sale price of the Common Stock on the NNM was $34.50 per share.

                           ---------------------------



      The Company will not receive any of the proceeds from the sale of the Common Stock. The Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholder. Such expenses to be borne by the Company are estimated at $22,500.


                           ---------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           ---------------------------




             The date of this Prospectus is                 , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, material that the Company files electronically with the Commission is available at the Commission's Web site, http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company or the Selling Stockholder set forth under "Selling Stockholder". This Prospectus relates solely to the Common Stock and it may not be used or relied on in connection with any other offer or sale of securities of the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously or simultaneously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (b) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A dated November 15, 1996, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents. Such documents may be obtained by writing to Forrester Research, Inc., 1033 Massachusetts Avenue, Cambridge, MA 02138, Attention: Corporate Secretary, or by calling
(617) 497-7090.

                                   THE COMPANY

         The Company is a leading independent research firm offering products and services that help its clients assess the effect of technology on their businesses. The Company provides analysis and insight into a broad range of technology areas such as computing, software, networking, the Internet, and telecommunications, and projects how technology trends will impact businesses, consumers, and society. Forrester's clients, which include senior management, business strategists, and information technology professionals within large enterprises, use Forrester's prescriptive research to understand and benefit from current developments in technology, and as support for their development and implementation decisions.

         Forrester offers its clients annual memberships to the core research produced by any of its 12 Strategy Research Services and one Quantitative Research Service. Each Strategy and Quantitative Research Service focuses on a particular area of technology and explores business issues relevant to clients' decision-making. These issues include the impact that the application of technology may have on financial results, investment priorities, organizational effectiveness, and staffing requirements. Forrester also provides advisory services to a limited number of clients to help them explore in greater detail the topics covered by the core research.

         Forrester targets its products and services to both large enterprises and technology vendors. As of December 31, 1997, Forrester's research was delivered to 1,029 client companies. No single client company accounted for over 3% of the Company's revenues during the year ended December 31, 1997. Approximately 80% of Forrester's client companies with memberships expiring during the year ended December 31, 1997 renewed one or more memberships for the Company's products and services.

         The Company was incorporated in Massachusetts on July 7, 1983 and reincorporated in Delaware on February 21, 1996. The Company's executive offices are located at 1033 Massachusetts Avenue, Cambridge, Massachusetts 02138, and its telephone number is (617) 497-7090.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds of the Common Stock offered hereunder by the Selling Stockholder.

                               SELLING STOCKHOLDER

         The Selling Stockholder is George F. Colony, the Chairman of the Board, President and Chief Executive Officer of the Company and the beneficial owner of 70.9% of the outstanding shares of Common Stock of the Company as of March 27, 1998. The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholder.

         The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholder. If the Selling Stockholder had sold all of the shares subject to the Stock Options as of March 27, 1998, he would have been the beneficial owner of 4,997,630, or 59.0%, of the outstanding shares of Common Stock of the Company as of such date. However, because one or more of the Stock Options may be terminated or may expire without having been exercised, in whole or in part, it is impossible to estimate the amount of the Common Stock that the Selling Stockholder will hold upon termination of this offering.

                        NUMBER OF SHARES OF COMMON     NUMBER OF SHARES
SELLING STOCKHOLDER      STOCK BENEFICIALLY OWNED       OFFERED HEREBY
-------------------     --------------------------     ----------------

George F. Colony               5,997,630(1)                1,000,000


(1) Includes 1,000 shares of Common Stock owned by Mr. Colony's wife and 500 shares subject to currently exercisable stock options.

               DESCRIPTION OF STOCK OPTIONS AND OPTION AGREEMENTS

         Each of the Stock Options granted by the Selling Stockholder to an Employee is governed by an Option Agreement from the Selling Stockholder to that Employee. A copy of the form of Option Agreement is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

SUMMARY OF TERMS OF OPTION AGREEMENTS

         Each Option Agreement provides for the grant of a specified number of Stock Options to the respective Employee with an exercise price of $19.13 per Share.

         Payment. The exercise price of all Stock Options may be paid in full in cash, by certified check, bank draft, money order or, in the Selling Stockholder's sole discretion, by delivery of the option holder's promissory note, or by a combination of the foregoing.

         Transferability. The Stock Options are transferable only by will or the laws of descent and distribution.

         Changes in Stock. If the outstanding shares of Common Stock of the Company are at any time changed or exchanged by declaration of a stock dividend, stock split or combination of shares, the Selling Stockholder will appropriately adjust the number and kind of Shares subject to the Option Agreement, the exercise price and other relevant provisions of the Stock Options.

         Exercise of Options. The latest date on which any Stock Option may be exercised is January 27, 2008. The Stock Options become exercisable in the following installments and at the following times: approximately one thirty-sixth of the Stock Options granted to the Employee become exercisable on the 28th day of each month commencing February 28, 1998 and ending January 28, 1999; and approximately one third of such Stock Options become exercisable on each of January 28, 2000 and January 28, 2001. An Employee electing to exercise a Stock Option must give written notice to the Selling Stockholder of the election, accompanied by any documents required by the Selling Stockholder and the purchase price.

         Tax Withholding. When an Employee exercises a Stock Option, the Selling Stockholder may require the Employee to remit to the Company an amount necessary to satisfy any tax withholding requirements (or make other satisfactory arrangements) prior to delivery of the Shares.

         Termination. If an Employee's employment with the Company terminates because of death or permanent and total disability, the Stock Option may be exercised, to the extent it is then exercisable, by the Employee or the Employee's executor, administrator or heir at any time within one year of the date of termination, but in no event later than January 27, 2008.

         If an Employee's employment with the Company terminates for any reason other than by death or disability, the portion of the Stock Option that is not then exercisable will terminate. The portion of the Stock Option that is exercisable on that date will continue to be exercisable for a period of three months thereafter (but in no event later than January 27, 2008) unless the Employee was discharged for cause (as determined by the Compensation Committee of the Board of Directors of the Company).

If an Employee dies during the three-month period following termination of employment, the Stock Options of such Employee will remain exercisable for the period set forth in the Option Agreement.

         Each Stock Option will vest and become exercisable for the Shares in whole upon the 20th day prior to the date upon which there is scheduled to occur a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of substantially all of the Company's assets, and following the consummation of the transaction, the Stock Option will be thereafter exercisable for such shares or other interests as the Employee would have been entitled to receive if the Stock Option had been exercised in full for the Shares immediately prior to such event.

         Cancellation and Modification of Terms. With the consent of the affected Employee, the Selling Stockholder may, at any time, cancel any Stock Option and grant another Stock Option for such number of Shares as the Selling Stockholder so specifies. The Selling Stockholder has the right, in his sole discretion, to accelerate the exercisability of the Stock Options or otherwise modify certain terms of the Option Agreement.

TRUST

         Until April 1, 1998, each Stock Option will be held in trust for the benefit of each respective Employee and thus was not exercisable by the Employee. As of April 1, 1998, pursuant to the terms of the agreement governing such trust, the Stock Options will be released from the trust and thereafter held directly by each respective Employee.

                         FEDERAL INCOME TAX CONSEQUENCES

         Prior to exercising a Stock Option, an Employee should consult with his or her personal tax advisor concerning the possible federal and state tax consequences of such an exercise, as well as state and local income tax consequences which are not addressed herein.

         Federal Income Tax Consequences for Employees. An Employee will not recognize income at the time of grant of a Stock Option. The Employee will generally recognize ordinary compensation income, subject to withholding, at the time the Employee exercises the Stock Option, equal in amount to the excess of the fair market value of the Shares acquired upon exercise over the exercise price. An Employee who chooses to exercise a Stock Option in whole or in part by delivery of other shares of Common Stock already owned by the Employee should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

         Federal Income Tax Consequences on Subsequent Sale of Stock. If Shares acquired upon exercise of a Stock Option are later sold or exchanged, any gain or loss recognized in the sale or exchange will be taxed as a capital gain or loss. The amount, tax rate and other treatment applicable to any such capital gain or loss will depend upon the tax basis and holding period applicable to the Shares. In general, an Employee will have a tax basis in any Shares acquired under a Stock Option equal to the amount paid for the Shares plus the amount of ordinary income realized upon exercise, and the Employee's holding period in the Shares will be measured from the date of exercise. However, special rules may apply where an Employee exercises a Stock Option in whole or in part by delivery of previously acquired Common Stock.

                              PLAN OF DISTRIBUTION

         The Shares are being registered to permit the offer and sale by the Selling Stockholder of the Shares subject to the Stock Options. The Company has agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the Shares covered by this Prospectus. The Shares may be sold from time to time at an offering price of $19.13 per share in accordance with the terms of the Option Agreements. Some of the Shares may be sold to affiliates of the Company, who will not resell them except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from such registration.

         The Common Stock is listed for trading on the NNM, and the Shares have been approved for listing on the NNM.

                               VALIDITY OF SHARES

         The validity of the Shares offered hereby will be passed upon for the Company by Ropes & Gray, One International Place, Boston, Massachusetts.

                                     EXPERTS

         The consolidated financial statements and schedule appearing in Forrester Research, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF DISTRIBUTION

         SEC registration fee........................  $ 5,643
         Legal fees and expenses*....................    7,500
         Accounting fees and expenses*...............    5,000
         Miscellaneous*..............................    4,357
                                                       -------

                  Total Expenses.....................  $22,500

--------------------
* Estimated


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

         The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

            For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.    EXHIBITS

            TITLE OF EXHIBIT

5.1         Opinion of Ropes & Gray re: legality

23.1        Consent of Arthur Andersen LLP

23.2 Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.1)

24.1 Power of Attorney (to be included as part of signature page filed herewith)

ITEM 17.    UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 31st day of March, 1998.

                                            FORRESTER RESEARCH, INC.

                                                /s/ George F. Colony
                                            By: _____________________________
                                                Name: George F. Colony
                                                Title: Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Forrester Research, Inc., hereby severally constitute George F. Colony, Susan M. Whirty, and Keith F. Higgins, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Forrester Research, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Witness our hands on the date set forth below.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                             TITLE                            DATE
     ---------                             -----                            ----

/s/ George F. Colony       Chairman of the Board, President, Chief       March 31, 1998
________________________   Executive Officer and Director (Principal
George F. Colony           Executive Officer)



/s/ David H. Ramsdell      Vice President, Finance and Treasurer         March 31, 1998
________________________   (Chief Financial Officer and Principal
David H. Ramsdell          Accounting Officer)



/s/ Robert M. Galford      Director                                      March 30, 1998
________________________
Robert M. Galford


/s/ George R. Hornig       Director                                      March 30, 1998
________________________
George R. Hornig


/s/ Michael H. Welles      Director                                      March 28, 1998
________________________
Michael H. Welles

                                  EXHIBIT INDEX



NUMBER  TITLE OF EXHIBIT                                                        PAGE
------  ----------------                                                        ----

5.1     Opinion of Ropes & Gray re: legality

23.1    Consent of Arthur Andersen LLP

23.2    Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.1)

24.1    Power of Attorney (included as part of signature page filed herewith)